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                                     BYLAWS

                                       OF

                              VISTA BANCORP, INC.

         These Bylaws are supplemental to the New Jersey Business Corporation Act and other applicable provisions of law, as the same shall from time to time be in effect.

ARTICLE I. MEETINGS OF SHAREHOLDERS.
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Section 101. Place of Meetings. The place, date, and time of annual meeting will be selected by the Board of Directors. The shareholders shall meet at the place, date, and time on the day appointed and shall elect a Chairman and a Secretary. The President of the Corporation shall then make a report to the shareholder showing the condition of the Corporation with a review of the business for the year.

         Section 102. Annual Meetings. The annual meeting of the shareholders for the election of directors and the transaction of such other business as may properly come before the meeting shall be held at such date or hour as may be fixed by the board of Directors. Written notice of the place, date, time, and purpose of the annual meeting of shareholders shall be given not less than twenty (20) days before the meeting, either personally or by mail, to each shareholder of record entitled to vote at the meeting. Any business which is a proper subject for shareholder action may be transacted at the annual meeting, irrespective of whether the notice of said meeting contains any reference thereto, except as otherwise provided by applicable law.

         Section 103. Special Meetings. Special meetings of the shareholders may be called at any time by the Board of Directors, or by any three or more shareholders entitled to cast at least ten percent (10%) of the vote which all shareholders are entitled to cast at the particular meeting.

         Section 104. Conduct of Shareholders' Meetings. The Chief Executive Officer shall preside at all shareholders' meetings. In the absence of the Chief Executive Officer, the President shall preside or, in his/her absence, any officer designated by the Board of Directors. The officer presiding over the shareholders' meeting may establish such rules and regulations for the conduct of the meeting as he/she may deem to be reasonably necessary or desirable for the orderly and expeditious conduct of the meeting. Unless the officer presiding over the shareholders' meeting otherwise requires, shareholders need not vote by ballot on any question.

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ARTICLE II. DIRECTORS AND BOARD MEETINGS.
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         Section 201. Management by Board of Directors. The business and affairs of the Corporation shall be managed by its Board of Directors. The Board of Directors may exercise all such powers of the Corporation and do all such lawful acts and things as are not by statute, regulation, the Articles of Incorporation or these Bylaws directed or required to be exercised or done by the shareholders.

         Section 202. Nomination for Directors. Nominations for directors to be elected at an annual meeting of shareholders, except those made by the Board of Directors of the Corporation, must be submitted to the Secretary of the Corporation in writing not later than the close of business on the fifteenth
(15th) day immediately preceding the date of the meeting. Such notification shall contain the following information: (a) name and address of each proposed nominee; (b) the principal occupation of each proposed nominee; (c) the number of shares of capital stock of the Corporation owned by the notifying shareholder and the nominee. Nominations not made in accordance herewith may, in his/her discretion, be disregarded by the presiding officer of the meeting, and upon his/her instruction, the vote tellers may disregard all votes cast for each such nominee. In the event the same person is nominated by more than one shareholder, the nomination shall be honored, and all shares of capital stock of the Corporation shall be counted if at least one nomination for that person complies herewith.

         Section 203. Directors Must be Shareholders. Every director must be a shareholder of the Corporation and shall own in his/her own right a minimum of $1,000 aggregate par value of stock in the Corporation in order to qualify as such director. Any director shall forthwith cease to be a director when he/she no longer holds such shares, which fact shall be reported to the Board of Directors by the Secretary, whereupon the Board of Directors shall declare the seat of such directors vacated.

         Section 204. Eligibility and Mandatory Retirement. Commencing with the annual meeting of shareholders in 1989, no person shall be eligible to be newly elected or appointed as a director as he/she shall have attained the age of seventy-two years on or prior to the date of his/her election. Notwithstanding the foregoing, the mandatory retirement provisions of this section shall not apply retroactively to the directors of the Corporation who have attained the age of seventy-two years prior to June 30, 1988. Any director of this Corporation, with the exception of the directors specified above, who attains the age of seventy-two years shall cease to be a director (without any action on his/her part) at the close of business on the day prior to the date of the next shareholders' meeting at which directors are to be elected regardless of whether or not his/her term as a director would otherwise expire at such shareholders' meeting. The Board of Directors may designate any director of the Corporation who is age sixty-five or older as a director emeritus. A director emeritus may attend meetings of the Board but shall have no authority to vote or receive compensation.


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         Section 205. Number of Directors. The Board of Directors shall consist of not less than five (5) nor more than twenty-five (25) shareholders, the exact number to be fixed and determined from time to time by resolution of a majority of the full Board of Directors or by resolution of the shareholders at any annual or special meeting thereof.

         Section 206. Vacancies. Vacancies in the Board of Directors, including vacancies resulting from an increase in the number of directors, shall be filled by a majority of the remaining members of the Board, even though less than a quorum. Any director elected to fill a vacancy in the Board of Directors shall become a member of the same Class of directors in which the vacancy existed; but if the vacancy is due to an increase in the number of directors a majority of the members of the Board of Directors shall designate such directorship as belonging to Class A, Class B or Class C so as to maintain the three (3) classes of directors as nearly equal in number as possible. Each director so elected shall be a director until his/her successor is elected by the shareholders, who may make such election at the next annual meeting of the shareholders or at any special meeting duly called for that purpose and held prior thereto.

         Section 207. Compensation of Directors. No director shall be entitled to any salary as such; but the Board of Directors may fix, from time to time, a reasonable fee to be paid each director for his/her services in attending meetings of the Board and meetings of committees appointed by the Board. The Corporation may reimburse directors for expenses related to their duties as a member of the Board.

         Section 208. Organization Meeting. The President or Secretary, upon receiving the certificate of the judges, of the result of any election, shall notify the directors-elect of their election and of the time at which they are required to meet for the purpose of organizing the new Board and electing and appointing officers of the Corporation for the succeeding year. Such meeting shall be held on the day of the election or as soon thereafter as practicable, and, in any event, within thirty days thereof. If, at the time fixed for such meeting, there shall not be a quorum present, the directors present may adjourn the meeting, from time to time, until a quorum is obtained.

         Section 209. Regular Meetings. Regular meetings of the Board of Directors shall be held on such day, at such hour, and at such place, consistent with applicable law, as the Board shall from time to time designate or as may be designated in any notice from the Secretary calling the meeting. Notice need not be given of regular meetings of the Board of Directors which are held at the time and place designated by the Board of Directors. If a regular meeting is not to be held at the time and place designated by the Board of Directors, notice of such meeting, which need not specify the business to be transacted thereat and which may be either verbal or in writing, shall be given by the Secretary to each member of the Board at least twenty-four (24) hours before the time of the meeting.


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         The Chief Executive Officer shall preside at meetings of the Board of
Directors. A majority of the members of the Board of Directors shall constitute a quorum for the transaction of business. If at the time fixed for the meeting, including the meeting to organize the new Board following the annual meeting of shareholders, a quorum is not present, the directors in attendance may adjourn the meeting from time to time until a quorum is obtained.

         Except as otherwise provided herein, a majority of those directors present and voting at any meeting of the board of Directors, shall decide each matter considered. A director cannot vote by proxy, or otherwise act by proxy at a meeting of the Board of Directors.

         Section 210. Special Meetings. Special meetings of the Board of Directors may be called by the Chairperson of the Board, the President or at the request of three or more members of the Board of Directors. A special meeting of the Board of Directors shall be deemed to be any meeting other than the regular meeting of the Board of Directors. Notice of the time and place of every special meeting, which need not specify the business to be transacted thereat and which may be either verbal or in writing, shall be given by the Secretary to each member of the Board at least twenty-four (24) hours before the time of such meeting excepting the Organization Meeting following the election of directors.

         Section 211. Reports and Records. The reports of officers and Committees and the records of the proceedings of all Committees shall be filed with the Secretary of the Corporation and presented to the Board of Directors, if practicable, at its next regular meeting. The Board of Directors shall keep complete records of its proceedings in a minute book kept for that purpose. When a director shall request it, the vote of each director upon a particular question shall be recorded in the minutes.

ARTICLE III. COMMITTEES.
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         Section 301. Committees. The following Committee of the Board of
Directors shall be established by the Board of Directors in addition to any other Committee the Board of Directors may in its discretion establish.

         Section 302. Executive Committee. The Executive Committee shall consist of any three or more directors. A majority of the members of the Executive Committee shall constitute a quorum, and actions of a majority of those present at a meeting at which a quorum is present shall be actions of the committee. Meetings of the Committee may be called at any time by the Chairperson or Secretary of the Committee, and shall be called whenever two (2) or more members of the Committee so request in writing.


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         Section 303. Appointment of Committee Members. The Chief Executive
Officer shall elect the members of the Committees and the Chairperson and Vice Chairperson of each such Committee to serve until the next organization meeting of the Board of Directors. The Chief Executive Officer may appoint, from time to time, other committees, for such purposes and with such powers as the Board may determine. The Chief Executive Officer shall serve as an ex-officio member of all Committees of which he/she has not been appointed a member.

         Section 304. Organization and Proceedings. Each Committee of the Board of Directors shall effect its own organization by the appointment of a Secretary and such other officers, except the Chairperson and Vice Chairperson, as it may deem necessary. A record of proceedings of all Committees shall be kept by the Secretary of such Committee and filed and presented as provided in Section 211 of these Bylaws.

ARTICLE IV. OFFICERS.
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         Section 401. Officers. The officers of the Corporation shall be a
Chairperson of the Board, a President, one (1) or more Vice Presidents, a Secretary, a Treasurer, and such other officers and assistant officers as the Board of Directors may from time to time deem advisable. Except for the President, Secretary, and Treasurer, the Board may refrain from filing any of the said offices at any time and from time to time. The same individual may hold any two (2) or more offices except both the offices of President and Secretary. The officers shall be elected by the Board of Directors at the annual organization meeting, in the manner and for such terms as the Board of Directors from time to time shall determine. Any officer may be removed at any time, with or without cause, and regardless of the term for which such officer was elected, but without prejudice to any contract right of such officer. Each officer shall hold his office for the current year for which he was elected or appointed by the Board unless he shall resign, becomes disqualified, or be removed at the pleasure of the Board of Directors.

         Section 402. Chairperson of the Board. The Board of Directors shall elect a Chairperson of the Board at the organization meeting of the Board following each annual meeting of shareholders at which directors are elected. The Chairperson of the Board shall be a member of the Board of Directors and shall preside at the meetings of the Board and perform such other duties as may be prescribed by the Board of Directors.


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        Section 403. President. The President shall have general supervision of all the departments and business of the Corporation and shall prescribe the duties of the other officers and employees and see to the proper performance thereof. The President shall be responsible for having all orders and resolutions of the Board of Directors carried into effect. The President shall execute on behalf of the Corporation and may affix or cause to be affixed a seal to all authorized documents and instruments requiring such execution, except to the extent that signing and execution thereof shall have been delegated to some other officer or agent of the Corporation by the Board of Directors or by the President. The President shall be a member of the board of Directors. In the absence or disability of the Chief Executive Officer or his/her refusal to act, the President shall preside at meetings of the Board. In general, the President shall perform all the duties and exercise all the powers and authorities incident to such office or as prescribed by the Board of Directors.

         Section 404. Vice Presidents. The Vice Presidents shall perform such duties, do such acts and be subject to such supervision as may be prescribed by the Board of Directors or the President. In the event of the absence or disability of the President or his/her refusal to act, the Vice Presidents, in the order of their rank, and within the same rank in the order of their authority, shall perform the duties and have the powers and authorities of the President, except to the extent inconsistent with applicable law.

         Section 405. Secretary. The Secretary shall act under the supervision of the President or such other officers as the President may designate. Unless a designation to the contrary is made at a meeting, the Secretary shall attend all meetings of the Board of Directors and all meetings of the shareholders and record all of the proceedings of such meetings in a book to be kept for that purpose, and shall perform like duties for the standing Committees when required by these Bylaws or otherwise. The Secretary shall give, or cause to be given, notice of all meetings of the shareholders and of the Board of Directors. The Secretary shall keep a seal of the Corporation, and, when authorized by the Board of Directors or the President, cause it to be affixed to any documents and instruments requiring it. The Secretary shall perform such other duties as may be prescribed by the Board of Directors, President, or such other supervising officer as the President may designate.

         Section 406. Treasurer. The Treasurer shall act under the supervision of the President or such other officer as the President may designate. The Treasurer shall have custody of the Corporation's funds and such other duties as may be prescribed by the Board of Directors, President or such other supervising officer as the President may designate.


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        Section 407. Assistant Officers. Unless otherwise provided by the Board of Directors, each assistant officer shall perform such duties as shall be prescribed by the Board of Directors, the President or the officer to whom he/she is an assistant. In the event of the absence or disability of an officer or his/her refusal to act, his/her assistant officer shall, in the order of their rank, and within the same rank in the order of their seniority, have the powers and authorities of such officer.

         Section 408. Compensation. The salaries and compensation of all officers and assistant officers shall be fixed by or in the manner designated by the Board of Directors.

         Section 409. General Powers. The officers are authorized to do and perform such corporate acts as are necessary in the carrying on of the business of the Corporation, subject always to the direction of the Board of Directors.

ARTICLE V. INDEMNIFICATION OF DIRECTORS, OFFICERS AND EMPLOYEES.
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         Section 501. Indemnification. The Corporation shall indemnify any director, officer of "corporate agent" of the Corporation against "expenses" and "liabilities" in connection with any "proceeding", as such terms within quotation marks are defined in the New Jersey Business Corporation Act, as such Act may be amended from time to time, to the fullest extent now or hereafter permitted by law.
         The provisions of this Section shall be applicable to all proceedings commenced after its adoption, whether such arise out of acts or omissions which occurred prior or subsequent to such adoption and shall continue as to any person who has ceased to be a corporate agent and shall inure to the benefit of the heirs, executors and administrators of such a person. The indemnification provided by this Section shall not exclude any other rights to which a director, officer or corporate agent may be entitled under any agreement, vote of shareholders, or otherwise.

         Section 502. Expenses. Expenses incurred by an officer, director or corporate agent in connection with a proceeding may be paid by the Corporation in advance of the final disposition of the proceeding upon receipt of an undertaking by or on behalf of the officer, director or corporate agent to repay such amount unless it shall ultimately be determined that he is entitled by law or these Bylaws to be indemnified as provided herein.

         Section 503. Insurance. The Corporation may, upon the determination of the Board of Directors, purchase and maintain insurance on behalf of any officer, director or corporate agent and against any expenses incurred in any proceeding and any liabilities asserted against him in his capacity as officer, director or corporate agent, whether or not the Corporation will have the power to indemnify him against such liability under the provisions of the law and these Bylaws.
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         Section 504. Non-exclusive Remedy; Continuing Right of Indemnification.
The indemnification provided by this Article V shall not be deemed exclusive of any other rights to which those seeking indemnification may be entitled under any Bylaw, agreement, vote of shareholders or disinterested directors or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be a director, officer, employee or corporate agent and shall inure to the benefit of the heirs, executors and administrators of such a person.

ARTICLE VI. SHARES OF CAPITAL STOCK
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         Section 601. Authority to Sign Share Certificates. Every share certificate of the Corporation shall be signed by the President and by the Secretary or one of the Assistant Secretaries. Certificates may be signed by a facsimile signature of the President and the Secretary or one of the Assistant Secretaries of the Corporation.

         Section 602. Lost or Destroyed Certificates. Any person claiming a share certificate to be lost, destroyed or wrongfully taken shall receive a replacement certificate if such person shall have: (a) requested such replacement certificate before the Corporation has notice that the shares have been acquired by a bona fide purchaser; (b) provided the Corporation with an indemnity agreement satisfactory in form and substance to the Board of Directors, or the President or the Secretary; and (c) satisfied any other reasonable requirements (including providing an affidavit and a surety bond) fixed by the Board of Directors, or the President or the Secretary.

ARTICLE VII. GENERAL
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         Section 701. Fiscal Year. The fiscal year of the Corporation shall begin on the first (1st) day of January in each year and end on the thirty-first
(31st) day of December in each year.

         Section 702. Record Date. The Board of Directors may fix any time whatsoever (but not more than sixty (60 days) prior to the date of any meeting of shareholders, or the date of the payment of any dividend or distribution, or the date for the allotment of rights, or the date when any change or conversion or exchange of shares will be made or will go into effect, as a record date for the determination of the shareholders entitled to notice of, or to vote at, any such meetings, or entitled to receive payment or any such dividend or distribution, or to receive any such allotment of rights, or to exercise the rights in respect to any such change, conversion or exchange of shares.


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         Section 703. Emergency Bylaws. In the event of any emergency resulting form a nuclear attack or similar disaster, and during the continuance of such emergency, the following Bylaw provisions shall be in effect, notwithstanding any other provisions of the Bylaws:

                 (a) A meeting of the Board of Directors or of any Committee thereof may be called by any officer or director upon one (1) hour's notice to all persons entitled to notice whom, in the sole judgment of the notifier, it is feasible to notify;

                 (b) The director or directors in attendance at the meeting of the Board of Directors or of any Committee thereof shall constitute a quorum; and

                 (c) These Bylaws may be amended or repealed, in whole or in part, by a majority vote of the directors attending any meeting of the Board of Directors, provided such amendment or repeal shall only be effective for the duration of such emergency.

         Section 704. Severability. If any provision of these Bylaws is illegal or unenforceable as such, such illegality or unenforceability shall not affect any other provision of these Bylaws and such other provisions shall continue in full force and effect.

ARTICLE VIII. AMENDMENT OR REPEAL.
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         Section 801. Amendment or Repeal by the Board of Directors. These
Bylaws may be amended or repealed, in whole or in part, by a majority vote of members of the Board of Directors at any regular or special meeting of the Board duly convened. Notice will be given of the purpose of the meeting of the Board of Directors at which the amendment or repeal is to be considered.

         Section 802. Recording Amendments and Repeals. The text of all amendments and repeals to these Bylaws shall be attached to the Bylaws with a notation of the date and vote of such amendment or repeal. Shareholders shall be notified of any amendments and repeals to these Bylaws in the proxy statement for the next annual meeting of shareholders.